UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 26, 2010 (August 20, 2010)

Ampal-American Israel Corporation
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-538 (Commission File Number)	13-0435685 (IRS Employer Identification No.)
555 Madison Avenue New York, NY, USA (Address of principal executive offices)	10022 (Zip Code)
(866) 447-8636 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 20, 2010, Gadot Chemical Tankers and Terminals Ltd. (“Gadot”), a wholly-owned subsidiary of Ampal-American Israel Corporation (the “Company”), through its subsidiary completed the previously announced purchase of the entire issued and outstanding share capital of ADPO Ghent N.V. (“ADPO Ghent”) for a purchase price of €30,000,000 (approximately $38.1 Million).  Gadot’s subsidiary obtained a long term credit facility from Israel Discount Bank Ltd. for the financing of the purchase price.

ADPO Ghent owns and operates a chemical storage terminal in Ghent, Belgium, over an area of 25 hectares of land, with a storage capacity of approximately 100,000 cubic meters. The Company believes that the acquisition will allow Gadot to expand its global business and maximize its ability to deliver products and services worldwide.

A copy of the Company’s press release announcing the closing of the acquisition is attached hereto as Exhibit 99.1 and is incorporated in this report by reference.

Item 9.01. Financial Statements and Exhibits.

 (d) Exhibits:

EXHIBIT	DESCRIPTION
99.1	Press release of Ampal-American Israel Corporation, dated August 22, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPAL-AMERICAN ISRAEL CORPORATION

By:	/s/ Yoram Firon
Name: Yoram Firon
Title: Vice President – Investments and Corporate Affairs

Date:   August 26, 2010

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EXHIBIT INDEX

EXHIBIT	DESCRIPTION
99.1	Press release of Ampal-American Israel Corporation, dated August 22, 2010.

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